UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 30, 2006

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Michael J. FitzGerald, Senior Vice President – Exploration and Production of Toreador Resources Corporation (the “Company”), has entered into a stock trading plan effective as of June 30, 2006, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, officers and directors who are not in possession of material, non-public information at the time of adoption, may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and at specified times.

Mr. FitzGerald’s plan allows for the sale of 23,303 of the Company’s common stock and the exercise of 46,000 of his employee stock options and sale of the acquired shares of Company common stock for a total of 69,303 shares of the Company’s common stock from June 30, 2006 through August 1, 2006. The plan provides for sales of such shares at specified market prices and specified times, subject to specified limitations. The plan complies with the Company’s insider trading policies. The transactions under the plan will be disclosed publicly through Form 144, if applicable, and Form 4 filings with the Securities and Exchange Commission.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	June 30, 2006
		By:	/s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO